Exhibit 10.1

REFINANCING TERM LOAN AMENDMENT NO. 1 dated as of May 24, 2013 (this “Agreement”) to the Credit Agreement dated as of March 25, 2013 (the “Credit Agreement”) among ORBITZ WORLDWIDE, INC., a Delaware corporation (the “Borrower”), CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, JPMORGAN CHASE BANK, N.A. and SUNTRUST BANK, as L/C Issuers, and each lender party thereto (collectively, the “Lenders”).
WHEREAS, the Borrower has requested that (a) the persons set forth on Schedule I hereto under the caption “Refinancing Tranche C Term Lenders” (the “Refinancing Tranche C Term Lenders”) make Refinancing Term Loans to the Borrower on the First Refinancing Term Loan Amendment Effective Date in an aggregate principal amount of $350,000,000 (the “Refinancing Tranche C Term Loans”; the commitments to make such term loans, the “Refinancing Tranche C Term Commitments”), the Net Cash Proceeds of which shall be used to (i) repay in full all outstanding Tranche C Term Loans, (ii) repay outstanding Tranche B Term Loans in an aggregate principal amount of up to $50,000,000 and (iii) pay fees and expenses incurred in connection with the foregoing and (b) the persons set forth on Schedule I hereto under the caption “Refinancing Tranche B Term Lenders (the “Refinancing Tranche B Term Lenders” and, together with the Refinancing Tranche C Term Lenders, the “Refinancing Term Lenders”) make Refinancing Term Loans to the Borrower on the First Refinancing Term Loan Amendment Effective Date in an aggregate principal amount of $100,000,000 (the “Refinancing Tranche B Term Loans” and, together with the Refinancing Tranche C Term Loans, the “Refinancing Term Loans”; the commitments to make such Refinancing Tranche B Term Loans, the “Refinancing Tranche B Term Commitments”), the Net Cash Proceeds of which shall be used to repay all outstanding Tranche B Term Loans (other than the Tranche B Term Loans that will be repaid with Refinancing Tranche C Term Loans as described in clause (a)(ii) above) and to pay fees and expenses incurred in connection with the foregoing;
WHEREAS, upon the First Refinancing Term Loan Amendment Effective Date, the Credit Agreement will be amended to provide for certain of the terms of the Refinancing Tranche B Term Loans and the Refinancing Tranche C Term Loans as further set forth herein;
WHEREAS, upon the First Refinancing Term Loan Amendment Effective Date, each Person that executes and delivers a signature page to this Agreement (a) designating itself as a “Refinancing Tranche B Term Lender” shall have the Refinancing Tranche B Term Commitment and (b) designating itself as a “Refinancing Tranche C Term Lender” shall have the Refinancing Tranche C Term Commitment, in each case, set forth opposite its name on Schedule I hereto;
WHEREAS, the Refinancing Term Lenders are willing to make the Refinancing Term Loans to the Borrower on the First Refinancing Term Loan

Amendment Effective Date on the terms and subject to the conditions set forth herein and in the Credit Agreement; and
WHEREAS, Credit Suisse Securities (USA) LLC, Jefferies Finance LLC and J.P. Morgan Securities LLC will act as joint lead arrangers and joint bookrunners, and SunTrust Robinson Humphrey, Inc. will act as a bookrunner, for this Agreement and the Refinancing Term Loans.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 2.    Refinancing Tranche B Term Loans. (a) Subject to the terms and conditions set forth herein and in the Credit Agreement, each Refinancing Tranche B Term Lender agrees, severally and not jointly, to make Refinancing Tranche B Term Loans to the Borrower on the First Refinancing Term Loan Amendment Effective Date in the amount set forth opposite such Refinancing Tranche B Term Lender’s name on Schedule I hereto.
(b)    Unless the context shall otherwise require, each Refinancing Tranche B Term Lender shall constitute a Refinancing Term Lender, a Tranche B Term Lender, a Term Lender and a Lender under the Credit Agreement (as amended hereby), and its Refinancing Tranche B Term Loans shall constitute Refinancing Term Loans, Tranche B Term Loans and Term Loans, in each case for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents.
(c)    Unless previously terminated, the Refinancing Tranche B Term Commitments shall terminate upon the making of the Refinancing Tranche B Term Loans on the First Refinancing Term Loan Amendment Effective Date.
(d)    The proceeds of the Refinancing Tranche B Term Loans shall be used by the Borrower solely to repay all outstanding Tranche B Term Loans (other than the Tranche B Term Loans that will be repaid with Refinancing Tranche C Term Loans pursuant to Section 3(d) below), together with all amounts required to be paid by it in connection therewith, (including the amount contemplated by Section 2.05(e) of the Credit Agreement (the “Repricing Premium”)) and to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement.
SECTION 3.    Refinancing Tranche C Term Loans. (a) Subject to the terms and conditions set forth herein and in the Credit Agreement, each Refinancing Tranche C Term Lender agrees, severally and not jointly, to make Refinancing Tranche C

Term Loans to the Borrower on the First Refinancing Term Loan Amendment Effective Date in the amount set forth opposite such Refinancing Tranche C Term Lender’s name on Schedule I hereto.
(b)    Unless the context shall otherwise require, each Refinancing Tranche C Term Lender shall constitute a Refinancing Term Lender, a Tranche C Term Lender, a Term Lender and a Lender under the Credit Agreement (as amended hereby), and its Refinancing Tranche C Term Loans shall constitute Refinancing Term Loans, Tranche C Term Loans and Term Loans, in each case for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents.
(c)    Unless previously terminated, the Refinancing Tranche C Term Commitments shall terminate upon the making of the Refinancing Tranche C Term Loans on the First Refinancing Term Loan Amendment Effective Date.
(d)    The proceeds of the Refinancing Tranche C Term Loans shall be used by the Borrower solely to repay in full all outstanding Tranche C Term Loans and outstanding Tranche B Term Loans in an aggregate principal amount of up to $50,000,000, together with all amounts required to be paid by it in connection therewith (including the Repricing Premium), and to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement.
SECTION 4.    Amendments to the Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order therein:
“First Refinancing Term Loan Amendment” means the Refinancing Term Loan Amendment No. 1 dated as of May 24, 2013, among the Borrower, the other Loan Parties parties thereto, the Administrative Agent and the Refinancing Term Lenders party thereto.
“First Refinancing Term Loan Amendment Effective Date” has the meaning assigned to the term “First Refinancing Term Loan Amendment Effective Date” in the First Refinancing Term Loan Amendment.
(b)    The definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating in their entirety clauses (a) and (b) thereof as follows:
“(a)    with respect to Tranche B Term Loans, the following percentages per annum, based upon the Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) (provided that until the Compliance Certificate is delivered in respect of the period ending June 30, 2013 pursuant to Section 6.02(b), “Pricing Level 1” shall apply):

Pricing Level	Senior Secured Leverage Ratio	Eurocurrency Rate	Base Rate
1	> 2.5:1	3.50%	2.50%
2	< 2.5:1	3.25%	2.25%

    (b)    with respect to Tranche C Term Loans, the following percentages per annum, based upon the Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) (provided that until the Compliance Certificate is delivered in respect of the period ending June 30, 2013 pursuant to Section 6.02(b), “Pricing Level 1” shall apply):

Pricing Level	Senior Secured Leverage Ratio	Eurocurrency Rate	Base Rate
1	> 2.5:1	4.75%	3.75%
2	< 2.5:1	4.50%	3.50%

    and”.
(c)    The definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby further amended by inserting the words “or Senior Secured Leverage Ratio, as applicable,” after the words “Total Leverage Ratio” in the last sentence thereof.
(d)    The definition of the term “Eurocurrency Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing “1.25%” in the second sentence thereof with “1.00%”.
(e)    The definition of the term “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the reference to “and” at the end of clause (c) thereof, (ii) replacing the period at the end of clause (d) thereof with a reference to “; and” and (iii) inserting a new clause (e) to read as follows:
“(e)    the initial Interest Period in respect of Term Loans borrowed on the First Refinancing Term Loan Amendment Effective Date shall be an Interest Period beginning on the First Refinancing Term Loan Amendment Effective Date and ending on June 28, 2013.”
(f)    The definition of the term “Tranche B Term Loan” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Tranche B Term Loan” means a loan made pursuant to (a) Section 2.01(a)(i) on the Closing Date or (b) Section 2 of the First Refinancing Term Loan Amendment on the First Refinancing Term Loan Amendment Effective Date.”
(g)    The definition of the term “Tranche C Term Loan” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Tranche C Term Loan” means a loan made pursuant to (a) Section 2.01(a)(ii) on the Closing Date or (b) Section 3 of the First Refinancing Term Loan Amendment on the First Refinancing Term Loan Amendment Effective Date.”
(h)    Section 2.05(e) of the Credit Agreement is hereby amended by replacing the words “first anniversary of the Closing Date” therein with the words “the date that is six months after the First Refinancing Term Loan Amendment Effective Date”.
(i)    Section 2.07(a) of the Credit Agreement is hereby amended by replacing each reference to “Closing Date” therein with a reference to “First Refinancing Term Loan Amendment Effective Date”.
SECTION 5.    Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that at the time of and immediately after giving effect to this Agreement, the borrowing of the Refinancing Term Loans and the other transactions contemplated hereby: (a) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties were true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is or was true and correct in all respects on such respective dates (it being understood and agreed that the reference in Section 5.16 of the Credit Agreement to the “Closing Date” shall be deemed to be a reference to the First Refinancing Term Loan Amendment Effective Date and the reference in such Section 5.16 to the “Transactions” shall be deemed to refer to the transactions contemplated hereby) and (b) no Default exists, or would result from the consummation of the transactions contemplated hereby, including the borrowing of the Refinancing Term Loans or the application of proceeds thereof.
SECTION 6.    Other Agreements. The parties hereto hereby agree that this Agreement shall constitute the notice with respect to the establishment of Refinancing Term Loans required pursuant to Section 2.17(a) of the Credit Agreement, and the Administrative Agent hereby waives compliance with the requirements with respect to the date on which such notice was required to be delivered pursuant thereto.

SECTION 7. Effectiveness. This Agreement shall become effective as of the date (the “First Refinancing Term Loan Amendment Effective Date”) on which each of the following conditions shall have been satisfied:
(a)    the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (i) the Borrower, (ii) each Subsidiary Guarantor and (iii) each Refinancing Term Lender;
(b)    the Administrative Agent shall have received such board resolutions, secretary’s certificates, officer’s certificates and other documents with respect to the Borrower in connection with this Agreement, the borrowing of the Refinancing Term Loans and the other transactions contemplated hereby, in each case, as the Administrative Agent may reasonably request and in form and substance consistent with such resolutions, certificates and documents delivered on the Closing Date;
(c)    the Administrative Agent shall have received a favorable legal opinion, dated as of the First Refinancing Term Loan Amendment Effective Date and addressed to the Administrative Agent and the Lenders, from Davis Polk & Wardwell LLP, New York counsel to the Loan Parties, with respect to the Borrower, this Agreement and the Credit Agreement as amended by this Agreement, in form and substance consistent with such opinions delivered on the Closing Date;
(d)    (i) The Administrative Agent shall have received (x) a Committed Loan Notice with respect to the Refinancing Term Loans setting forth the information specified in Section 2.02 of the Credit Agreement and (y) a notice of prepayment with respect to the prepayment of the Tranche B Term Loans and the Tranche C Term Loans required to be made pursuant to Section 2.05(d) of the Credit Agreement (the “Term Loan Prepayment”) and (ii) substantially contemporaneously with the other transactions contemplated hereby, the Borrower shall have made the Term Loan Prepayment and shall have paid all amounts, including the Repricing Premium, required to be paid by it in connection therewith;
(e)    The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Act, requested by the Administrative Agent or the Lenders a reasonable period of time prior to the First Refinancing Term Loan Amendment Effective Date; and
(f)    the Administrative Agent shall have received payment of all fees and other amounts due and payable on or prior to the First Refinancing Term Loan Amendment Effective Date and, to the extent invoiced at least one Business

Day prior to the First Refinancing Term Loan Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document.
The Administrative Agent shall notify the Borrower and the Lenders of the First Refinancing Term Loan Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 8.    Reaffirmation of Guaranty and Security. The Borrower and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Agreement, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms its guarantee of the Obligations and the pledge of and/or grant of a security interest in the Collateral to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, including the Refinancing Term Loans.
SECTION 9.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart hereof. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.
SECTION 10.    Governing Law; Jurisdiction; Waiver of Jury Trial. The provisions of Section 10.16 and 10.17 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 11.    Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
SECTION 12.    No Novation; Effect of this Agreement. Except to the extent satisfied by the Term Loan Prepayment, this Agreement shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the First Refinancing Term Loan Amendment Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement or any other document contemplated hereby shall be construed as a release or other discharge of the Borrower under the Credit Agreement or the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided or to the extent satisfied by the Term Loan Prepayment, such obligations are in all respects continuing with only the terms being modified as provided in this Agreement. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly provided, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Agreement shall constitute a Refinancing Term Loan Amendment and a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. Each Guarantor further agrees that nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
ORBITZ WORLDWIDE, INC., as the Borrower
By: /s/ Katherine L. Abbott
Name:    Katherine L. Abbott
Title:    Vice President & Treasurer

INTERNETWORK PUBLISHING CORPORATION
NEAT GROUP CORPORATION
O HOLDINGS INC.
ORBITZ, INC.
ORBITZ, LLC
ORBITZ AWAY LLC
ORBITZ FINANCIAL CORP.
ORBITZ FOR BUSINESS, INC.
ORBITZ WORLDWIDE, LLC
OWW FULFILLMENT SERVICES, INC.
TRIP NETWORK, INC.
By: /s/ Katherine L. Abbott
Name:    Katherine L. Abbott
Title:    Vice President & Treasurer

ORBITZ TRAVEL INSURANCE SERVICES, LLC
By: /s/ James F. Rogers
Name:    James F. Rogers
Title:    Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Refinancing Tranche B Term Lender and Refinancing Tranche C Term Lender
By: /s/ Judith E. Smith
Name:    Judith E. Smith
Title:    Managing Director

By: /s/ Michael D’Onofrio
Name:    Michael D’Onofrio
Title:    Associate

SCHEDULE I
Refinancing Tranche B Term Commitments

Refinancing Tranche B Term Lender	Refinancing Tranche B Term Commitment
Credit Suisse AG, Cayman Islands Branch	$100,000,000
TOTAL	$100,000,000

Refinancing Tranche C Term Commitments

Refinancing Tranche C Term Lender	Refinancing Tranche C Term Commitment
Credit Suisse AG, Cayman Islands Branch	$350,000,000
TOTAL	$350,000,000